                                                                    EXHIBIT 10.3




                        TERM LOAN AGREEMENT - EQUIPMENT

                          Dated as of April 10, 1995

                                    between

                            Fax International, Inc.

                                      and

                    SingTel (Netherlands Antilles) Pte N.V.

                               TABLE OF CONTENTS
                                                      Page
                                                      ----


1.   DEFINITIONS                                        1

2.   TERM LOAN FACILITY .............................   4
     2.1  Commitment to Lend.........................   4
     2.2  Interest  .................................   4
     2.3  Repayments and Prepayments.................   5

3.   SECURITY .......................................   5

4.   PAYMENTS: GENERAL ..............................   5

5.   REPRESENTATIONS AND WARRANTIES .................   5
      5.1  Corporate Existence: Power and Authority..   5
      5.2  Binding Obligation .......................   6
      5.3  No Conflicts .............................   6
      5.4  No Consents ..............................   6
      5.5  Perfected Security Interests .............   6
      5.6  Title to Properties ......................   6
      5.7  Financial Statements .....................   6
      5.8  No Material Adverse Change................   7
      5.9  No Litigation ............................   7
     5.10  Compliance with Law.......................   7
     5.11  Margin Regulations .......................   7

6.   CONDITIONS PRECEDENT ...........................   7
     6.1  Representations and Warranties True........   7
     6.2  No Default  ...............................   7
     6.3  Proceedings and Documents..................   7
     6.4  No Change in Law ..........................   8
     6.5  Security Agreement ........................   8
     6.6  Opinion of Company's Counsel...............   8
     6.7  Closing of Series G Purchase...............   8

7.   COVENANTS ......................................   8
     7.1  Affirmative Covenants......................   8
     7.2  Negative Covenants ........................   9

8.   EVENTS OF DEFAULT; ACCELERATION ................  10


9.   SETOFF  ........................................  12

     10.  MISCELLANEOUS..............................  12

     10.1  Indemnity ................................  12
     10.2  Notices, Etc .............................  12
     10.3  Binding Agreement; Assignment.............  13
     10.4  Amendment; Waiver ........................  13
     10.5  Confidentially............................  13
     10.6  Severability .............................  13
     10.8  Counterparts .............................  13
     10.9  Governing Law.............................  14

                        TERM LOAN AGREEMENT - EQUIPMENT


     The parties to this TERM LOAN AGREEMENT - EQUIPMENT, dated as of April 10, 1995, are Fax International, Inc., a Delaware corporation having its principal place of business at 67 South Bedford Street, Suite 100E, Boston, Massachusetts 01803, U.S.A. (the "Borrower"), and SingTel (Netherlands Antilles) Pte N.V., a
                    --------
Netherlands Antilles corporation having its registered office at Pietermaai 15 Willemstad, Curacao, Netherlands Antilles ("SingTel NA").
                                            ------- --

     1.   DEFINITIONS.
          -----------

     Certain capitalized terms are defined below:

     Agreement: This Agreement and the Schedules hereto, all as amended and in
     ---------
effect from time to time.

     Annual Budget: The Annual Budget as defined in the Stock Purchase Agreement
     -------------
and as amended and in effect from time to time.

     Balance Sheet: See (S)5.4.
     -------------

     Base Rate: In respect of any Loan, the rate of interest equal to the six-
     ---------
month U.S. Dollar London Interbank Offering Rate (LIBOR) at that Loan's Drawdown Date.

     Borrower: See preamble.
     --------

     Borrowing Limit: An amount equal to Fifteen Million Dollars
     ---------------
(U.S.$15,000,000).

     Business Day: Any day on which banks in the United States and the
     ------------
Netherlands Antilles are open for business generally.

     Charter Documents: In respect of any entity, the certificate or articles of
     -----------------
incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

     Commitment: The obligation of SingTel NA to make Loans to the Borrower in
     ----------
an aggregate principal amount not to exceed the Borrowing Limit, as such amount may be reduced from time to time or terminated hereunder.

     Consent: Any permit, license or exemption from, or approval, consent of,
     -------
registration or filing with any local, state, federal, or foreign governmental or regulatory agency or authority, required under applicable law.

     Default: An event or act which with the giving of notice and/or the lapse
     -------
of time, would become an Event of Default.

     Drawdown Date: In respect of any Loan, the date on which such Loan is made
     -------------
to the Borrower.

     Environmental Laws: All U.S. federal, state and local laws or ordinances
     ------------------
pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws or ordinances.

     Equipment: Tangible personal property constituting machinery or equipment;
     ---------
provided, that the Equipment does not mean any item customarily charged directly
--------
to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     Equipment Expenditures: Amounts paid by the Borrower after the date hereof
     ----------------------
to purchase Equipment.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended, and
     -----
all rules, regulations, judgments, decrees, and orders arising thereunder.

     Event of Default: Any of the events listed in (S)8 hereof.
     ----------------

     Expiration Date: the fifth (5th) anniversary of the date hereof or such
     ---------------
earlier date on which all Loans; may become due and payable pursuant to the terms hereof.

     Financials: In respect of any period, the consolidated balance sheet of any
     ----------
person or entity and its Subsidiaries as at the end of such period, and the related consolidated statements of income and cash flows for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP consistently applied (except, in the case of quarterly Financials, for the absence of notes thereto).

     GAAP: Generally accepted accounting principles consistent with those
     ----
adopted by the Financial Accounting Standards Board and its predecessors, (i) generally, as in effect from time to time, and (ii) for purposes of determining compliance by the Borrower with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent audited Financials submitted to SingTel NA prior to execution of this Agreement.

     Indebtedness:  In respect of any entity, all obligations, absolute,
     ------------
contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (i) all debt obligations, (ii) all liabilities secured by Liens, (iii) all guarantees and (iv) all liabilities in respect of bankers' acceptances or letters of credit.

     Lien: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction
     ----
or other security interest of any kind securing any obligation of any entity or person.

     Loan: Any loan made or to be made to the Borrower pursuant to (S)2 hereof.
     ----

     Loan Documents: This Agreement, the Notes, and the Security Agreement, in
     --------------
each case as from time to time amended or supplemented.

     Loan Request: See (S)2.1(b).
     ------------

     Materially Adverse Effect: Any materially adverse effect on the financial
     -------------------------
condition or business operations of the Borrower and its Subsidiaries taken together or material impairment of the ability of the Borrower or any of its Subsidiaries to perform its obligations hereunder or under any of the other Loan Documents.

     Note: See (S)2.1(c).
     ----

     Obligations: All indebtedness, obligations and liabilities of the Borrower
     -----------
and its Subsidiaries to SingTel NA, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, that in any case arise or are incurred under this Agreement or any other Loan Document or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof.

     Permitted Liens: (i) Liens securing taxes or other governmental charges not
     ---------------
yet due; (ii) deposits or pledges made in connection with social security obligations; (iii) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old or as to obligations not yet due; (iv) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (v) liens relating to leased assets which individually and in the aggregate do not have a Materially Adverse Effect; and (vii) other Liens existing on the date hereof and listed on

Schedule 7.2(a) hereto
-------- ------

     Requirement of Law: In respect of any person or entity, any material law,
     ------------------
treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

     Security Agreement: See (S)3.
     ------------------

     SingTel NA: See preamble.
     -----------

     ST: See (S)10.3.
     --

     Stock Purchase Agreement. See (S)8(e).
     ------------------------

     Subsidiary: In respect of the Borrower, any business entity of which the
     ----------
Borrower at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

     2.   TERM LOAN FACILITY.
          ------------------

          2.1  Commitment to Lend.
               ------------------

          (a) Upon the terms and subject to the conditions of this Agreement and while the Commitment is outstanding, SingTel NA agrees to lend to the Borrower such sums that the Borrower may request up to an aggregate principal amount equal to the Borrowing Limit at any time and from time to time until the Expiration Date, the proceeds of which shall be applied by the Borrower for Equipment Expenditures by the Borrower specifically provided for in the Annual Budget. The Borrower may not reborrow amounts borrowed and repaid hereunder. Loans shall be in a minimum aggregate principal amount of U.S.$250,000.

          (b) The Borrower shall notify SingTel NA in writing, not later than five (5) Business Days preceding the Drawdown Date (which must be a Business
Day) of each Loan requested hereunder.  Any such notice (a "Loan Request") shall
                                                            ------------
specify (i) the principal amount of such Loan, (ii) the proposed Drawdown Date, and (iii) (in sufficient detail to permit SingTel NA to verify the same) the specific Equipment Expenditures provided for in the Annual Budget (including the approximate timing thereof which shall be no later than twenty (20) days from the Drawdown Date and no earlier than three (3) months prior to the Drawdown Date (and not in any event before the date hereof) in respect of which the Loan Request is being made. Such notice may not be revoked after two (2) days before the applicable Drawdown Date. Subject to the foregoing, so long as the Commitment is then in effect and the applicable conditions set forth in (S)6 hereof have been met, SingTel NA shall advance the amount requested to the Borrower by transfer of immediately available funds not later than the close of business in Boston on such Drawdown Date.

          (c) The obligation of the Borrower to repay to SingTel NA the principal of each Loan and interest accrued thereon shall be evidenced by a promissory note in the form of Annex A attached hereto (each such promissory
                               -------
note,a "Note"), completed with appropriate insertions, dated the Drawdown Date
        ----
of such Loan, in a principal amount equal to the amount thereof, having a term of three (3) years from the Drawdown Date, executed and delivered by the Borrower and payable to the order of SingTel NA.

          (d) In consideration of SingTel NA's commitments and undertakings hereunder, the Borrower shall pay to SingTel NA, concurrently with the execution and delivery hereof, and in good funds, a facility fee in the amount of One Million One Hundred Eighty-One Thousand Two Hundred Fifty Dollars
(U.S.$1,181,250).

          2.2  Interest.  The Borrower shall pay interest on the principal
               --------
amount of the Loans outstanding from time to time from the Drawdown Date through and including the date repaid at a rate per annum which is equal to the Base Rate, payable in arrears on each March 31, June 30, September 30, and December 31 and on any date any principal amount is payable or repaid. While an Event of Default is continuing, the Borrower shall pay interest on the principal amount of the Loans outstanding and on all other amounts payable under any of the Loan Documents at a rate per annum which is equal to the sum of (i) the Base Rate, and (ii) three percent (3%) (compounded monthly and payable on demand in respect of overdue amounts) until all such amounts are paid in full or (as the case may be) such Event of Default has been cured or waived in writing by SingTel NA (after as well as before judgment).

          2.3  Repayments and Prepayments.  All payments received in respect of
               --------------------------
the Loans shall be applied first to any costs or expenses due to SingTel NA under the Loan Documents, second to the payment of accrued and unpaid interest and the balance only applied to principal. The Borrower may elect at any time and from time to time to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, in a minimum amount of U.S.$250,000. The Borrower shall not be entitled to reborrow any such prepaid amounts. Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid.

     3.   SECURITY.
          --------

     The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Collateral, whether now owned or hereafter acquired, as defined in and pursuant to the terms of a Security Agreement (the "Security Agreement") in
                                                        ------------------
the form of Annex B attached hereto to which the Borrower is a party.
            ----- -

     4.   PAYMENTS: GENERAL.
          -----------------

     All payments to be made by the Borrower hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds at SingTel NA's bank account in Aruba (as designated by SingTel NA by written notice to the Borrower from time to time), without set-off or counterclaim. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly. All computations of interest hereunder shall be made on the basis of actual days elapsed and on a 365-day year.

     5.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

     The Borrower represents and warrants to SingTel NA on the date hereof, on the date of any Loan Request, and on each Drawdown Date that:

          5.1    Corporate Existence: Power and Authority.  The Borrower and
                 ----------------------------------------
each of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified and in good standing in every other jurisdiction where it is doing business. The Borrower and each of its Subsidiaries who becomes a party hereto has all requisite power and authority to execute and deliver the Loan Documents and to incur and perform its obligations thereunder.

          5.2  Binding Obligation.  Each Loan Agreement has been duly
               ------------------
authorized, executed, and delivered by the Borrower and its Subsidiaries party thereto and constitutes the legal, valid and binding obligation of the Borrower and its Subsidiaries party thereto, enforceable in accordance with its terms.

          5.3  No Conflicts.  The execution, delivery, and performance of the
               ------------
Loan Documents and the exercise of rights thereunder (including borrowing) by the Borrower and its Subsidiaries parties thereto will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound or to which any of the property or assets of the Borrower or any of its Subsidiaries is subject and will not result in the creation or imposition of a Lien on any of such property or assets except in favor of SingTel NA as contemplated hereby; nor will such action result in any violation of the provisions of the Charter Documents of the Borrower or any of its Subsidiaries or any Requirement of Law applicable to the Borrower or any of its Subsidiaries.

          5.4  No Consents.  No Consents are required for the execution,
               -----------
delivery and performance of the Loan Documents and the exercise of rights thereunder (including borrowing) by the Borrower and its Subsidiaries parties thereto.

          5.5  Perfected Security Interests.  The Borrower (or its applicable
               ----------------------------
Subsidiary) is the owner of the Collateral (as defined in the Security Agreement). SingTel NA has a perfected security interest in the Collateral located in the United States and such perfected security interest is and will be prior to any other security interest of any other person (except for Permitted Liens in existence at the time such security interest in favor of SingTel NA is granted). The representations and warranties made by the Borrower and its Subsidiaries in the Security Agreement are true and correct.

          5.6  Title to Properties.  The Borrower has good and marketable title
               -------------------
to all its material properties, subject only to Liens permitted hereunder or created pursuant to the Loan Documents, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrower maintains insurance with financially responsible insurers, copies of the policies for which have been previously delivered to SingTel NA, covering such risks and in such amounts and with such deductibles as are customary in the Borrower's business and are adequate.

          5.7  Financial Statements.  The Borrower has provided to SingTel NA
               --------------------
the audited consolidated balance sheet of the Borrower as of December 31, 1994 (the "Balance Sheet" ) and the related consolidated statements of income,
      -------------
stockholders' equity (or deficit) and cash flows of the Borrower for the year ended the date of the Balance Sheet. Such financial statements (a) fairly
                                                                 -
present the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as of the date of the Balance Sheet and for the year then ended, (b) have been prepared in accordance with generally accepted
                  -
accounting principles consistently applied, and (c) reflect all accrued
                                                 -
liabilities and adequate reserves for all contingent liabilities of the Borrower and its consolidated Subsidiaries as of the date of the Balance Sheet. The representations and warranties in this Section 5.7 shall be true and correct with respect to the most recent audited consolidated financial statements of the Borrower furnished to SingTel NA pursuant to Section 7.1(a).

          5.8  No Material Adverse Change.  Since the date of the most recent
               --------------------------
audited annual consolidated balance sheet of the Borrower furnished to SingTel NA hereunder, (a) there has been no change in the assets, liabilities, financial
               -
condition, or results of operations of the Borrower and its consolidated Subsidiaries from that reflected in the financial statements referred to in
Section 5.7 except for changes in the ordinary course of business that in the aggregate have not been materially adverse and (b) none of the business,
                                                -
prospects, financial condition, opera tions, property or affairs of the Borrower has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

          5.9  No Litigation.  There are no legal or other proceedings or
               -------------
investigations pending or threatened in writing against the Borrower or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect.

          5.10 Compliance with Law.  The Borrower is not in violation of (i) any
               -------------------
Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all material applicable U.S. federal and state tax laws, ERISA and Environmental Laws.

          5.11 Margin Regulations.  No part of the proceeds of the Loans will be
               ------------------
used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G (12 C.F.R. 207) of the Board of Governors of the Federal Reserve System.

     6.   CONDITIONS PRECEDENT.
          --------------------

     In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions consistent herewith as SingTel NA may require, the obligation of SingTel NA to make any Loan to the Borrower hereunder is subject to the satisfaction of the following further conditions precedent on the date of each Loan Request and on each Drawdown Date:

          6.1  Representations and Warranties True.  Each of the representations
               -----------------------------------
and warranties of the Borrower to SingTel NA herein, in any of the other Loan Documents or any documents, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or deemed to have been made.

          6.2  No Default.  No Default or Event of Default shall be continuing.
               ----------

          6.3  Proceedings and Documents.  All proceedings in connection with
               -------------------------
the transactions contemplated hereby shall be in form and substance satisfactory to SingTel NA, and SingTel NA shall have received all information and documents as it may have reasonably requested in connection herewith.

          6.4  No Change in Law.  No change shall have occurred in any law or
               ----------------
regulation or in the interpretation thereof that in the reasonable opinion of SingTel NA would make it unlawful for SingTel NA to make such Loan.

          6.5  Security Agreement.  The Borrower shall have executed and
               ------------------
delivered to SingTel NA the Security Agreement and all other documents, agreements, and instruments contemplated thereby, and the Security Agreement and each such agreement, document and instrument shall be in full force and effect.

          6.6  Opinion of Company's Counsel.  SingTel NA shall have received
               ----------------------------
from counsel to the Borrower an opinion letter or letters substantially in the form attached hereto as Annex C, addressed to them, dated the date hereof. In
                        ----- -
rendering the opinion(s) called for under this subsection, counsel may rely as to factual matters on certificates of public officials and officers of the Borrower.

          6.7  Closing of Series G Purchase.  The purchase and sale of the
               ----------------------------
Borrower's Series G Convertible Preferred Stock pursuant to the Stock Purchase Agreement shall have been consummated.

     7.   COVENANTS.
          ---------

          7.1  Affirmative Covenants.  The Borrower agrees that until the
               ---------------------
termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will, and where applicable will cause each of its Subsidiaries to comply with its obligations as set forth throughout this Agreement and to:

               (a) furnish to SingTel NA:

          (i) within ninety (90) days after the end of each fiscal year of the Borrower, Financials of the Borrower and its Subsidiaries as of the end of and for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Borrower;

          (ii) within thirty (30) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year) Financials of the Borrower and its Subsidiaries, if any, unaudited but prepared in accordance with generally accepted accounting principles (except for the absence of notes thereto) and certified by the chief financial or accounting officer of the Borrower;

          (iii) together with the annual audited and the quarterly Financials, a certificate of the Borrower certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrower with respect thereto; and

          (iv) with reasonable promptness, such other information and data with respect to the Borrower and its Subsidiaries as SingTel NA may from time to time reasonably request;

          (b) keep true and accurate books of account in accordance with GAAP, and permit SingTel NA or its designated representatives to inspect the Borrower's premises during normal business hours, to examine and be advised as to such or other business records upon the request of SingTel NA, and to permit SingTel NA's representatives (at SingTel NA!s sole expense) to conduct periodic examinations of the Borrower's books and records;

          (c) (i) maintain its corporate existence, business and assets, (ii) keep its business and assets adequately insured, (iii) timely pay its taxes (other than taxes being contested in good faith as to which adequate reserves have been established), and (iv) comply with all Requirements of Law, including ERISA and Environmental Laws;

          (d) notify SingTel NA promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, and (iv) any pending or threatened (in writing) litigation or similar proceeding affecting the Borrower or any Subsidiary or any material change in any such litigation or proceeding previously reported;

          (e) cooperate with SingTel NA, take such action, execute such documents, and provide such information as SingTel NA may from time to time request in order further to effect the transactions contemplated by and the purposes of the Loan Documents; and

          (f) either (i) apply the full proceeds of each Loan made to Borrower hereunder to finance Equipment Expenditures specifically provided for in the Annual Budget in a manner consistent with the applicable Loan Request within thirty (30) days of the Drawdown Date, or (ii) repay (along with all accrued and unpaid interest, as provided in (S)2.3) any Loan proceeds not so applied to SingTel NA within three (3) Business Days of the occurrence of an event that precludes Borrower's application of such proceeds in such manner.

          7.2  Negative Covenants.  The Borrower agrees that until the ter
               ------------------
mination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not and where applicable will not permit its Subsidiaries to:

          (a) create or incur any Liens on any of the property or assets of the Borrower or any of its Subsidiaries (including without limitation on Equipment of the Borrower financed in whole or in part pursuant to Loans) except (i) Liens (if any) securing the Obligations; (ii) Permitted Liens; and (iii) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness in respect of the acquisition of property, covering only the property so acquired, or security interests resulting solely from the refinancing of the same;

          (b) make any investments other than investments in (i) marketable obligations of the United States or the Republic of Singapore maturing within one (1) year; (ii) certificates of deposit, bankers' acceptances and time and demand deposits of banks having total assets in excess of U.S.$1,000,000,000;
(iii) mutual funds investing principally in investments described in clauses (i) and (ii); (iv) Subsidiaries, and (v) such other investments as SingTel NA may from time to time approve in writing;

          (c) redeem or repurchase any of its capital stock except with the proceeds of Redemption Loans (as such term is defined in that certain Credit Agreement dated as of the date hereof between the Borrower and SingTel NA), or as provided for in Section 7.1 of the Stock Purchase Agreement, or make any distributions on or in respect of its capital stock of any nature whatsoever, other than dividends payable solely in shares of stock or distributions by Subsidiaries to the Borrower or other Subsidiaries; or

          (d) become party to a merger or sale-leaseback transaction, or effect any disposition of assets to any person or entity other than the Borrower and its Subsidiaries other than in the ordinary course of business, or purchase, lease or otherwise acquire assets other than in the ordinary course of business.

     8.  EVENTS OF DEFAULT; ACCELERATION.
         -------------------------------

If any of the following events "Events of Default") shall occur:
                                -----------------

          (a) the Borrower or any Subsidiary shall fail to pay when due and payable any principal of the Loans when the same becomes due;

          (b) the Borrower shall fail to pay interest on the Loans or any other sum (other than principal) due under any of the Loan Documents within five (5) Business Days after the date on which the same shall have first become due and payable;

          (c) the Borrower shall fail to perform any term, covenant or agreement contained in (S)(S)3, 7.1(c), 7.1(d), or 7.2;

          (d) the Borrower or any Subsidiary shall fail to perform any other term, covenant or agreement contained in the Loan Documents within thirty (30) days after SingTel NA has given written notice of such failure to the Borrower;

          (e) the Borrower shall fail to perform any covenant or agreement contained in that certain Series G Convertible Stock Purchase Agreement dated as of the date hereof between the Borrower and the Purchaser named therein (the "Stock Purchase Agreement") within thirty (30) days after SingTel NA has given
------ -------- ---------
written notice of such failure to the Borrower;

          (f) any representation or warranty of the Borrower or any of its Subsidiaries in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

          (g) any representation or warranty of the Borrower in the Stock Purchase Agreement shall have been false or misleading in any material respect at the time made, and the same is not cured within (30) days after SingTel NA has given written notice thereof to the Borrower;

          (h) the Borrower or any of its Subsidiaries shall be in default (after any applicable period of grace or cure period) under the Loan Agreement (as such term is defined in the Stock Purchase Agreement);

               (i) any of the Loan Documents shall cease to be in full force and effect;

          (j) (I) the Borrower or any Subsidiary shall default in the payment of any principal of indebtedness in respect of borrowed money when due and payable after expiration of any grace period applicable thereto, or (II) any indebtedness in respect of borrowed money of the Borrower or any Subsidiary shall have become due and payable prior to the date upon which it would otherwise have become due and payable as a result of default by the Borrower or such Subsidiary and the aggregate principal amount of all indebtedness referred to in clauses (I) and (II) is in excess of One Million Dollars ($1,000,000), without such indebtedness having been discharged or such acceleration having been rescinded or annulled within 30 days after written notice shall have been given to the Borrower by SingTel NA specifying such default or acceleration and requiring such indebtedness to be discharged or such acceleration to be rescinded or annulled;

          (k) the Borrower or any of its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets,
(iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

          (l) the Borrower or any of its Subsidiaries shall be unable to pay its debts as they mature;

          (m) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower or any of its Subsidiaries that, together with other outstanding claims and execution actions against the Borrower and its Subsidiaries exceeds One Millon Dollars ($1,000,000) in the aggregate;

THEN, or at any time thereafter:

     (1) In the case of any Event of Default under clause (k) or l), the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (2) In the case of any Event of Default other than (k) and l), SingTel NA may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

No remedy herein conferred upon SingTel NA is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

     9.   SETOFF.
          ------

     Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from SingTel NA and its affiliates to the Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrower to SingTel NA and its affiliates at any time while a Default is continuing without notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower.

     10.  MISCELLANEOUS.
          -------------

          10.1 Indemnity.  The Borrower agrees to indemnify and hold harmless
               ---------
SingTel NA and its officers, employees, affiliates, agents, and controlling persons from and against all claims, damages, liabilities and losses of every kind arising out of the Loan Documents, including without limitation, against those in respect of the application of Environmental Laws to the Borrower and its Subsidiaries, absent the gross negligence or willful misconduct of SingTel NA The Borrower shall pay to SingTel NA promptly on demand all costs and expenses (including any taxes and reasonable legal and other professional fees) incurred by SingTel NA in connection with the amendment, administration or enforcement of any of the Loan Docu ments.

          10.2 Notices, Etc.  Any communication to be made hereunder shall (i)
               ------------
be made in writing, but unless otherwise stated, may be made by hand, by telex, by facsimile transmission confirmed by another method of giving notice
                          ---------
hereunder, or by recognized international delivery service, and be made or delivered as applicable to the Borrower at its address set forth in the preamble hereto or to SingTel NA at its address set forth in the preamble hereto with a copy to SingTel Global Services Pte. Ltd., 31 Exeter Road, Comcentre, Singapore

0923, Republic of Singapore (unless any such party has by five (5) days written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or two (2) business days after delivery to a recognized international delivery service for deliveries from the Netherlands Antilles to the United States and three business days after delivery to such service for deliveries from the United States to the Netherlands Antilles, to such address.

          10.3 Binding Agreement; Assignment.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of each party hereto and its successors and assigns, but except as specifically set forth herein the Borrower may not assign its rights or obligations hereunder. The Borrower may assign its rights and privileges hereunder, in whole or in part, to any one or more Subsidiaries; provided, that in such event (a) the Borrower shall unconditionally guarantee
--------
the payment and performance of the Obligations to the extent incurred by such Subsidiary, (b) the Subsidiary shall agree to be bound by and subject to the terms and conditions hereof, and (c) the Borrower and such Subsidiary shall execute and deliver to SingTel NA such agreements, instruments, or other documents as SingTel NA may in its reasonable discretion require in order to give effect to the foregoing. SingTel NA may freely assign its rights and obligations under this Agreement to and among Singapore Telecommunications Limited ("ST") and/or any entity controlled by ST.

          10.4 Amendment; Waiver.  This Agreement may not be amended or waived
               -----------------
except by a written instrument signed by the Borrower and SingTel NA, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by SingTel NA to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

          10.5 Confidentially.  SingTel NA shall preserve in confidence all
               --------------
information proprietary to the Borrower transmitted to it hereunder, including information it may obtain as a result of examination of the books, records, or personnel of the Borrower, and shall not use any such information for any purpose unrelated hereto. Notwithstanding the foregoing, SingTel NA may disclose such information if required by any governmental, judicial, or regulatory authority; provided, that SingTel NA agrees to use all reasonable
                      --------
efforts (excluding instituting any legal proceeding) to minimize the need for any such disclosure. The covenant set forth in this subsection shall survive the termination of the Commitment and of this Agreement.

          10.6 Severability.  The provisions of this Agreement are severable and
               ------------
if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction.

          10.7 Entire Agreement.  This Agreement, together with all Schedules
               ----------------
hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby.

          10.8 Counterparts.  This Agreement and any amendment hereof may be
               ------------
executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

          10.9 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal substantive laws of the Republic of Singapore. The Borrower hereby agrees that the courts of Singapore shall have exclusive jurisdiction with respect to any action or proceeding arising out of or relating to this Agreement and agrees that it shall commence any such action or proceeding against SingTel NA in the courts of Singapore; provided, however, that this Section shall not limit the right of SingTel NA to bring any such action in any other jurisdiction. The Borrower irrevocably waives any objection that it may have based upon improper venue or forum non conveniens to the conduct of such action or proceeding in such court, and appoints Drew and Napier of 20 Raffles Place #17-00, Ocean Towers, Singapore 0104, as its agent for a period of five (5) years from the date hereof (at the end of such 5-year period the Borrower agrees to appoint a new agent or to renew its appointment of Drew and Napier as agent) upon which service of this process may be served in any such action or proceeding brought in a Singapore court. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. The parties agree that neither party shall be liable hereunder for any special, indirect, consequential, or incidental damages, including, without limitation, damages for lost profits or business.

     IN WITNESS WHEREOF, the undersigned have duly executed this Term Loan Agreement - Equipment as of the date first above written.


                         FAX INTERNATIONAL, INC.



                         By:    /s/  Douglas J. Ranalli
                                -----------------------------
                         Name:  Douglas J. Ranalli
                         Title:     President



                         SINGTEL (NETHERLANDS ANTILLES) PTE N.V.



                         By:    /s/ Esther Bermudez
                                -----------------------------
                         Name:  Esther Bermudez
                         Title:    Branch Manager - Aruba Branch

                                SCHEDULE 7.2(a)
                                ---------------



Any property, rights, or assets of the Company granted at any time and from time to time as "Collateral" to Applied Telecommunications Technologies, Inc. ("ATTI") pursuant to that certain Lease, dated as of September 17, 1993, between the Company and ATTI (the "Lease"); (for purposes of this parenthetical phrase only, the term "Collateral" has the meaning assigned to it in the Lease).